Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 43 and Amendment No. 46 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 28, 2023 on the financial statements and financial highlights of GraniteShares 1.25x Long TSLA Daily ETF, GraniteShares 2x Long AAPL Daily ETF (formerly known as GraniteShares 1.75x Long AAPL Daily ETF), GraniteShares 2x Long COIN Daily ETF (formerly known as GraniteShares 1.5x Long COIN Daily ETF), GraniteShares 2x Long NVDA Daily ETF (formerly known as GraniteShares 1.5x Long NVDA Daily ETF), GraniteShares 2x Long META Daily ETF (formerly known as GraniteShares 1.5x Long META Daily ETF), and GraniteShares 2x Long BABA Daily ETF, (formerly known as GraniteShares 1.75x Long BABA Daily ETF). Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which are also is incorporated by reference into the Statements of Additional Information.

Additionally, we consent to the references to our firm in the Post-Effective Amendment No. 43 and Amendment No. 46 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares 2x Long GOOGL Daily ETF, GraniteShares 2x Long AMZN Daily ETF, GraniteShares 2x Long MSFT Daily ETF, GraniteShares 2x Long AMD Daily ETF, GraniteShares 2x Long PLTR Daily ETF, GraniteShares 2x Long UBER Daily ETF, GraniteShares 2x Long DIS Daily ETF, and GraniteShares 2x Long F Daily ETF, each a series of GraniteShares ETF Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 18, 2024